Exhibit 10.11

Employment Agreement

This Employment Agreement (this “Agreement”) is made and entered into as of April 8, 2013, by and between Alcobra Ltd., an Israeli corporation with its principal place of business at 35 Ehad Ha-Am St., Tel Aviv, Israel (the “Company”), and Nir Peles, ID number 025274077, of 21st Menora St, Tel Aviv, Israel (the “Employee”, and together with the Company, the “Parties”).

WHEREAS,       the Company wishes to employ the Employee, and the Employee wishes to be employed by the Company, as of the Commencement Date (as defined hereunder); and

WHEREAS,       the Parties desire to state the terms and conditions of the Employee's employment by the Company, as set forth below (the “Employment”);

NOW, THEREFORE, in consideration of the mutual premises, covenants and other agreements contained herein, the Parties agree as follows:

General

1.	Position and Supervision

1.1.	Employee shall serve in the position set forth in Exhibit A hereto (the “Position”), under the supervision and direction of the Company’s management, and in particular the person specified in Exhibit A (“Supervisor”), to whom Employee shall report regularly.

1.2.	Employee shall perform any duties required of Employee in connection with the Position or otherwise (the “Duties”) diligently, conscientiously and in furtherance of the Company's best interests.

1.3.	Employee agrees that any decision regarding the identity or position of Supervisor shall not constitute grounds for resignation considered as dismissal under the Severance Pay Law, 5723-1963 (the “Severance Pay Law”), nor shall any decision affecting the Position in the course of company wide-changes.

2.	Work Hours and Overtime

2.1.	Employee shall work on a full time basis, every week, Sunday to Thursday, 8.6 hours per day. Employee shall be entitled to a half-hour break every day, which will not be counted towards Employee’s working time. The weekly rest day shall be Saturday.

2.2.	Employee acknowledges the Position is one requiring a special degree of personal confidence, as defined under the Working Hours and Rest Law, 5711-1951, thus the provisions of such law shall not apply to Employee, and further acknowledges his Duties may entail irregular work hours, for which there is adequate reward hereunder.

3.	Location

3.1.	Employee shall be provided with the facilities to perform the Duties at Company's facilities in Israel, but understands and agrees the Position may involve significant domestic and international travel.

3.2.	Employee agrees that such travel shall not constitute grounds for resignation considered as dismissal under the Severance Pay Law.

Term and Termination

4.	Term

The Employment shall commence subject to and immediately following (the “Commencement Date”) consummation of an Initial Public Offering of the Company’s Ordinary Shares under Form F-1 registration statement (No. 333-186003) filed by the Company with the U.S. SEC (“IPO”), and continue until terminated pursuant to the terms set forth herein (the “Term”).

It is clarified consummation of IPO as aforementioned constitutes a condition precedent to the terms and conditions hereunder, including the Employment. For the avoidance of doubt, Employee shall have no claim against the Company, its officers or shareholders if such condition is not realized.

5.	Termination at Will and Prior Notice

5.1.	Subject to applicable law, each Party may terminate this Agreement, and the Employment, upon provision of prior written notice no later than as set in Exhibit A (the “Prior Notice Period”).

5.2.	For the avoidance of doubt, the Parties rights and obligations under this Agreement (including entitlement to the Salary (as defined below) and other applicable benefits) shall continue in full force and effect until actual termination. Without derogating from the above, Company shall be entitled to waive Employee’s actual work and attendance during the Prior Notice Period or any part thereof.

5.3.	In accordance with Section 7 of the Prior Notice of Dismissal or Resignation Law, 5761–2001 (“Prior Notice Law”), should Employee terminate the Employment without providing the required prior notice or prior to the elapse of the Prior Notice Period, Employee will pay Company, as liquidated damages, the rate of the Salary which would have been paid for the portion of the Prior Notice Period not provided.

6.	Termination for Cause

6.1.	Subject and in accordance with Section 10(2) of the Prior Notice Law, in the event of Cause, as defined below, Company may terminate the Employment upon notice with immediate effect (“Termination for Cause”).

6.2.	“Cause” means such circumstances justifying dismissal without provision of prior notice under the laws of the State of Israel, and may include (a) conviction of Employee in felony involving moral turpitude, affecting the Company or its subsidiaries, or any crime involving fraud; (b) actions taken in the intent to harm the Company; (c) embezzlement of funds of Company or its subsidiaries; (d) falsification of Company's or subsidiaries' records or reports; (e) material breach of Employee's fiduciary duties or duties of care (except for conduct taken in good faith); and (f) material breach of the confidentiality, proprietary information and non-compete provisions set forth in Exhibit C.

7.	Consequences of Termination

Prior or immediately upon termination of this Agreement:

7.1.	Employee shall return to the Company any information, documentation, equipment or supplies in its possession belonging or pertaining to the Company; Employee explicitly waives any right to withhold or retain such items.

7.2.	Employee shall take any action required in order to fully transfer the Duties in an orderly manner to such person as Company shall instruct.

8.	Settlement of Accounts

8.1.	As required by the termination of employer-employee relations, a final accounting will be carried out upon termination of this Agreement.

8.2.	Employee confirms that any debt of Employee towards Company may be setoff against the amounts owed to Employee by the Company.

Employee’ Representations and Warranties; Additional Covenants

9.	Representations and Warranties

9.1.	Employee represents and warrants the execution and delivery of this Agreement and the fulfillment of its terms: (a) will not constitute a default under or conflict with any agreement or other instrument to which Employee is a party or by which Employee is bound; and (b) do not require the consent of any person or entity.

9.2.	Employee further represent and warrants Employee’s health and condition enable Employee to perform the Duties; and undertakes to inform Company immediately upon becoming aware such may not be the case.

10.	Confidentiality, Proprietary Information and Non-Competition

For avoidance of doubt, Employee undertakes to fully comply with the confidentiality, proprietary information and non-competition provisions set forth in Exhibit C.

11.	External Activities, Conflict of Interest and Ethical Conduct

11.1.	Without derogating from Employee’s obligation to perform the Duties diligently, conscientiously and in furtherance of the Company's best interests, or any non-competition undertakings set forth in Exhibit C, Employee shall not engage in any external activity or assume any paid or unpaid position, to the extent business related or endorsed, without prior written consent of the Company.

11.2.	Employee shall inform Company as soon as possible upon awareness to any matter that may lead to a conflict of interest between Employee and the Company.

11.3.	During the Term, Employee shall not receive any payment, compensation or benefit from any third party in connection, directly or indirectly, with the Position.

12.	Policies

Employee shall comply with Company’s policies, directives and decisions, as may be set from time to time, and in particular with Company's policy regarding prevention of sexual harassment code as well as requirements of applicable law.

Salary and Benefits

13.	During the Term, Employee shall be entitled to compensation and benefits set in Exhibit B.

14.	Subject to applicable law, Employee's compensation and terms of employment may be reviewed and updated by the Company's management, from time to time, at Company's discretion.

Vacation, Sick Leave and Convalescence Pay

15.	Vacation

15.1.	Employee shall be entitled to the annual number of vacation days set forth in Exhibit A.

15.2.	The dates of Employee’s vacation shall be coordinated between Company and Employee in accordance with Company’s needs. Notwithstanding, Company shall be entitled to set uniform dates for vacation to all or part of its employees, as it deems fit.

15.3.	Employee shall be entitled to carry forward unused vacation days.

15.4.	Employee will be entitled to redeem unused vacation days, carried forward in accordance with Section 15.3, upon termination of Employment.

16.	Sick Leave

16.1.	Employee shall be entitled to that number of paid sick leave per year set forth in Exhibit A (with unused days to be accumulated up to the limit set pursuant to applicable law).

16.2.	Employee shall provide Company with such notification and documentation required under the Sick Pay Regulations (Rules for the Payment of Sick Pay) 5737-1976.

17.	Convalescence Pay

Employee shall be entitled to the number of Convalescence Pay (“Dmei Havra'a”) days per year as set forth in Exhibit A.

Protection of privacy

18.	Employee acknowledges that any communication equipment which may be provided by the Company (telephone, mobile phone, computer terminal or other communication equipment or software) is provided to Employee for the purpose of performing the Duties, and undertakes to use such equipment accordingly. Employee further acknowledges such equipment is and shall remain property of the Company, and explicitly consents to Company conducting, at Company’s reasonable discretion, routine and unannounced inspections of the use of the equipment, including inspections of e-mail transmissions, internet usage and the content thereof. Employee thus acknowledges that, in order to keep Employee’s privacy, it would be advisable to avoid any personal use of the Company’s equipment and facilities.

Miscellaneous

19.	The preface and exhibits to this Agreement constitute an integral and indivisible part hereof.

20.	This Agreement constitutes notice under the Notice to Employee (Employment Terms) Law, 5762-2002.

21.	The laws of the State of Israel shall apply to this Agreement; the Tel-Aviv Regional Labor Court shall have exclusive jurisdiction in any matter arising in connection with the Agreement.

22.	Without derogating from Employee’s rights under any applicable law, collective bargaining agreement or expansion order, the Agreement constitutes the entire understanding and agreement between the Parties and supersedes any prior discussion or agreement regarding its subject matter; Notwithstanding, the provisions herein are intended in lieu of any collective bargaining agreement, thus, subject to applicable law, such shall not apply to the Employment.

23.	The Agreement may not be amended or supplemented without the written consent of all Parties. Failure of a Party to fully exercise its powers with respect to non-performance of the Agreement shall not constitute waiver of such powers, unless explicit written waiver is provided.

24.	Employee is to keep the terms of the Agreement in strict confidence and refrain from disclosing such terms to any third party.

IN WITNESS WHEREOF the Parties have signed this Agreement as of the date first set forth above.

/s/ Yaron Daniely	/s/ Nir Peles

Alcobra Ltd.	Employee

Exhibit A Employee-Specific Terms

Position in the Company:	Head of Finance

Under Direct Direction of:	CFO

Notice Period:	30 days

Monthly Salary:	35,000 NIS

Vacation Days Per Year:	16

Sick Leave Days Per Year:	According to the law

Convalescence Pay:	According to the law

Name of Employee: Nir Peles, Signature: /s/ Nir Peles, Date: April 8, 2013

Exhibit B Compensation and Benefits

Salary

1.	As compensation for Employee’s services, Company shall pay Employee an aggregate base monthly salary in the amount set forth in Exhibit A (the “Salary”).

2.	For the avoidance of doubt, the determining salary, with respect to Employee’s social benefits, will be the Salary.

3.	The Salary is to be paid to the Employee no later than the 9th day of each calendar month after the month for which the Salary is paid, after deduction of applicable taxes and like payments.

4.	Except as specifically set forth herein, the Salary includes any and all payments to which Employee is entitled from the Company under any applicable law, regulation or agreement.

Insurance and Funds

5.	Executive Insurance and Pension Fund

5.1.	Commencing such period required by law, Company shall contribute every month to a pension arrangement chosen by Employee a sum equal to 7.5% (7.5% in the case of 'pension fund') of the Salary (the “Pension Plan”) as well as a sum equal to 8.33% of the Salary on behalf of redundancy payment; Company shall deduct 7% (7% in the case of 'pension fund') of the Salary for Employee’s part of the Pension Plan.

5.2.	The Parties adopt the order of the Minister of Labor and Social Affairs as of June 30, 1998, attached hereto as Exhibit D, and agree that Company's contribution to the Pension Plan will replace any duty for redundancy payment.

Without derogating from the above, and in accordance with such order, should redundancy payment be denied from Employee according to section 16 or 17 to the Severance Pay Law (allowing for dismissal without severance pay by virtue of judgment or collective agreement), or should Employee draw money from the Pension Plan not for death, disability or retirement at the age of 60 or more, the Company will transfer to the Employee only the amounts accumulated in the Pension Plan with respect to Employee's contribution to the Pension Plan, whereas Company's contribution to the Pension Plan (principal + interest) shall be returned to the Company.

6.	Work Disability Insurance

Company shall insure Employee under a Work Disability Insurance at the rate required to insure 75% of the Salary, providing Company shall allot for such purpose no more than 2.5% of the Salary per month.

7.	Study Fund

7.1.	Company shall transfer the following sums, each month, to a study fund chosen by Employee (the “Study Fund”): (a) 2.5% of the Salary, to be deducted from the Salary; and (b) a sum equal to 7.5% of the Salary, to be contributed by Company.

7.2.	It is clarified that unless Employee instructs Company, in writing, to transfer Company contributions exceeding that recognized for such purpose by the Tax Authorities directly to Employee as part of the Salary, such contributions shall be transferred to the Study Fund. For the avoidance of doubt, any and all tax charges in connection with Company contributions shall be borne solely by Employee.

7.3.	Upon termination of Employment, Company will remit to Employee all sums accumulated for Employee’s benefit in the Study Fund. Notwithstanding, in the event of termination for Cause, Company's contribution to the Study Fund (principal + interest) shall not be remitted to Employee but rather returned to the Company.

Reimbursement of Expenses

8.	Company shall reimburse Employee for any pre-approved, validly documented business expenses borne by Employee, in accordance with the Company's policy as set from time to time.

Additional Benefits

9.	Mobile Phone

9.1.	During the Term, Company may provide Employee with a Company's mobile phone, for use in connection with the Duties, in accordance with any Company policies in effect from time to time. Company shall have sole discretion to determine the specific type and model of the mobile phone.

9.2.	The Company shall bear all expenses relating to the Employee’s use and maintenance of the phone attributed to the Employee under this Section; Employee shall bear all the personal tax consequences of the allocation of a mobile phone to Employee’s benefit.

10.	Company Car

10.1.	During the Term, Company may place at Employee’s disposal, in lieu of Travel Expenses, a car of class, make and model to be agreed upon between the parties in accordance with any Company policies in effect from time to time (the “Car”).

10.2.	For the avoidance of doubt, Employee shall have no title to the Car, which shall be registered in the Company’s name, used by Employee in strict compliance with any Company policies in effect from time to time, and returned to the Company immediately upon termination of Employment.

10.3.	Subject to any Company policies in effect from time to time, costs of gasoline and standard repairs, as well as fixed and variable costs associated with possessing a Car regardless of its specific use, including licenses, insurance and regular maintenance, shall be borne by Company. Other than costs of gasoline and standard repairs, any and all costs pursuant to Employee’s specific use of the Car (including tickets, offenses, fines and any insurance self-participation) or actions with respect thereof (including untimely return to leasing company pursuant to termination of Employment) shall be borne by Employee. Employee shall bear all personal tax consequences pursuant to the allocation of the Car to Employee’s benefit.

10.4.	Costs and expenses borne by Employee pursuant to Section 10.3 (based on the company's calculation) will be deducted from Employee's Salary. For the avoidance of doubt, payments and benefits made by Company in connection with the Car shall in no event be regarded as part of Employee’s Salary.

11.	Options. During the term of this Agreement, and subject to (a) the approval of the Company's Compensation Committee and Board of Directors, as applicable, such approval constituting a condition precedent, and (b) execution of any documents required pursuant to applicable law and the terms of the Company’s Share Option Plan (including execution of an option agreement), Company shall grant Employee certain options to purchase Ordinary Shares of the Company (“Options”), as further set forth in Exhibit E.

12.	Signing-on Bonus. Employee will be entitled to receive a special one-time signing-on bonus, up to a gross sum of one and a half monthly Salaries as shall be determined at Company’s CEO sole discretion, which shall be paid within 30 days following the Commencement Date (the “Bonus”). Employee agrees the Bonus shall not constitute part of the determining salary with respect to Employee’s social benefits.

Name of Employee: Nir Peles, Signature: /s/ Nir Peles, Date: April 8, 2013

Exhibit C Confidentiality, Proprietary Information and Non-Compete Provisions

Confidentiality

1.	“Confidential Information” means any information disclosed to Employee in confidence; any information acquired by Employee pursuant to the Employment regarding the past, current, planned or anticipated status, methods and affairs of the Company, its subsidiaries, affiliates, customers or other third parties, including but not limited to any information with respect to their business, finance, line of business, R&D, intellectual property, market and customers; and any third party’ proprietary information disclosed to Company in confidence for specific purposes. For the avoidance of doubt, Confidential Information shall not include information which (a) is or later becomes part of the public domain through no fault of Employee; (b) was known to Employee prior to its disclosure and other than pursuant to the Employment; (c) reflects general skills and experience; nor (d) reflects information generally known in the fields in which the Company operates.

2.	During and after the term of this Agreement, Employee will hold Confidential Information in strict confidence, taking all reasonable precautions to prevent any unauthorized use or disclosure. Employee will not (i) use Confidential Information or Company’s Intellectual Property (as defined below) for any purpose other than as necessary for performing the Duties, nor (ii) disclose Confidential Information to any third party without the prior written consent of the Company. To the extent compelled by applicable law, Employee may disclose Confidential Information on the condition that prompt prior notice shall be provided to Company so as to enable it to take legal action to prevent or limit the scope of such disclosure. The obligations under this Section shall continue in full force following termination of the Agreement.

3.	Employee must not disclose to Company, nor use or induce the Company to use, any intellectual property or confidential information of any third party regarding which Employee has an obligation to keep in confidence, unless such disclosure to or use by the Company has been consented to in writing by such third party.

Ownership of Inventions

4.	Company shall have sole ownership of, and Employee irrevocably assigns to Company, all title and interest in any intellectual property, including, without limitation, creations, inventions, trade secrets, trademarks and knowhow (“Intellectual Property”) conceived, created, developed or reduced to practice by Employee, solely or in collaboration with others, pursuant to the Employment (an “Invention”).

For the avoidance of doubt, the provisions of Section 4 shall apply to any Invention constituting a service invention as defined in the Israeli Patents Law, 5727-1967 (the “Service Invention” and the “Patents Law”, respectively), and such shall not constitute Employee's property unless Company explicitly approves otherwise, in writing, within 6 months of receiving written notice of the Service Invention. It is clarified that Section 132(b) of the Patents Law will not apply to the Service Invention, thus lack of written notice shall in no event constitute approval.

Employee waives any right to royalties, payment, or any compensation regarding any Invention as well as regarding the ownership, utilization or commercial use of any Service Invention. For the avoidance of doubt, this Section shall be deemed a “Contract” for the purpose of Section 134 of the Patents Law, thus prohibiting Employee from applying to the Compensation and Royalties Committee regarding any Service Invention.

5.	Employee shall not incorporate into any Invention or utilize in the performance of the Duties any pre-existing Intellectual Property of Employee or in which Employee has an interest (“Prior Inventions”), nor any Intellectual Property in which any third party has an interest, without Company’s prior written consent.

Employee warrants and represents (a) to have carefully scrutinized the business of the Company as well as the various aspects, responsibilities, expectations and requirements entailed in the Position and Duties; and (b) to have no interest to any Intellectual Property of the Company nor anticipation of any use of Prior Inventions.

Without derogating from the above, in any event Prior Inventions are incorporated by Employee into an Invention or utilized in performing the Duties, Company shall be granted a nonexclusive, royalty-free, perpetual, irrevocable, transferable, worldwide license (with the right to grant and authorize sublicenses) to reproduce, utilize, commercialize, develop upon and exploit such Prior Invention, including, without limitation, in connection with the Invention.

6.	At Company’s expense, Employee is to assist Company (or its designee) in securing Company’s rights in Inventions, in any and all countries, including (a) disclosure to Company of all pertinent information; (b) executing any instrument Company may deem necessary in order to assign to the Company (or its designee) all rights in the Inventions as well as obtain, maintain, defend, and enforce such rights; and (c) participating and testifying in any proceeding relating to such Inventions. This obligation shall continue in full force after the termination of the Agreement.

Employee irrevocably designates and appoints Company and its duly authorized agents as Employee’s agent and attorney-in-fact, to act for and on Employee’s behalf, should Employee be unable or otherwise fail to do so, to execute and file any papers and oaths and to do all other lawfully permitted acts with respect to the Inventions to further the prosecution and issuance of patents, copyright and mask work registrations with the same legal force and effect as if executed by Employee. This power of attorney shall be deemed coupled with an interest, and shall be irrevocable.

Non-Compete; No Solicitation

7.	Employee agrees that in consideration for the Salary, of which a sum equal to 10% of the Salary constitutes compensation for the following undertakings, and in order to enable the Company to effectively protect its Intellectual Property and Confidential Information, Employee must not, during the Term and for a period of 12 months following its termination –

7.1.	engage in, be employed by, or have any connection with any business or venture that is engaged in any activities competing with those of the Company; or

7.2.	solicit or cause the solicitation for employment of any person who is at such time, or was during the 6 months preceding termination of the Term, either employed by the Company or retained by the Company subject to an undertaking to refrain from engaging in activities competitive to those of the Company.

8.	Employee certifies the area, scope and duration of the undertakings stated in this Exhibit are reasonable in all aspects, and that good and valuable consideration exists with respect thereof.

Name of Employee: Nir Peles, Signature: /s/ Nir Peles, Date: April 8, 2013

Exhibit D General Approval Regarding Payments by Employers to a Pension Fund and Insurance Fund In Lieu Of Severance Pay under the Severance Pay Law, 5723-1963

להלן נוסח משולב של האישור הכללי מיום 9.6.1998 כפי שהתפרסם בילקוט הפרסומים 4659 ביום 30.6.1998, כפי שתוקן ביום 23.8.199 והתפרסם בילקוט הפרסומים 4803 ביום 19.9.1999 וכפי שתוקן ופורסם בילקוט הפרסומים 4970 ביום 12.3.2001:

בתוקף סמכותי לפי סעיף 14 לחוק פיצויי פיטורים, התשכ”ג - 1963 (להלן - החוק), אני מאשר כי תשלומים ששילם מעביד החל ביום פרסומו של אישור זה, בעד עובדו לפנסיה מקיפה בקופת גמל לקיצבה שאינה קופת ביטוח כמשמעותה בתקנות מס הכנסה (כללים לאישור ולניהול קופות גמל), התשכ”ד - 1964 (להלן - קרן פנסיה), או לביטוח מנהלים הכולל אפשרות לקיצבה או שילוב של תשלומים לתכנית קיצבה ולתוכנית שאינה לקיצבה בקופת ביטוח כאמור (להלן - קופת ביטוח), לרבות תשלומים ששילם תוך שילוב של תשלומים לקרן פנסיה ולקופת ביטוח, בין אם יש בקופת הביטוח תכנית לקיצבה ובין אם לאו (להלן - תשלומי המעביד), יבואו במקום פיצויי הפיטורים המגיעים לעובד האמור בגין השכר שממנו שולמו התשלומים האמורים ולתקופה ששולמו (להלן - השכר המופטר), ובלבד שנתקיימו כל אלה:

(1)     תשלומי המעביד -

(א)     לקרן פנסיה אינם פחותים מ-% 1/3 14 מן השכר המופטר או 12% מן השכר המופטר אם משלם המעביד בעד עובדו בנוסף לכך גם תשלומים להשלמת פיצויי פיטורים לקופת גמל לפיצויים או לקופת ביטוח על שם העובד בשיעור של % 1/3 2  מן השכר המופטר. לא שילם המעביד בנוסף ל-12% גם % 1/3 2 כאמור, יבואו תשלומיו במקום 72% מפיצויי הפיטורים של העובד, בלבד;

(ב)     לקופת ביטוח אינם פחותים מאחד מאלה:

(1)     % 1/3 13 מן השכר המופטר, אם משלם המעביד בעד עובדו בנוסף לכך גם תשלומים להבטחת הכנסה חודשית במקרה אבדן כושר עבודה, בתכנית שאישר הממונה על שוק ההון ביטוח וחסכון במשרד האוצר, בשיעור הדרוש להבטחת 75% מן השכר המופטר לפחות או בשיעור של % ½ 2 מן השכר המופטר, לפי הנמוך מביניהם (להלן - תשלום לביטוח אבדן כושר עבודה);

(2)     11% מן השכר המופטר, אם שילם המעביד בנוסף גם תשלום לביטוח אבדן כושר עבודה, ובמקרה זה יבואו תשלומי המעביד במקום 72% מפיצויי הפיטורים של העובד, בלבד; שילם המעביד בנוסף לאלה גם תשלומים להשלמת פיצויי פיטורים לקופת גמל לפיצויים או לקופת ביטוח על שם העובד בשיעור של % 1/3 2 מן השכר המופטר, יבואו תשלומי המעביד במקום 100% פיצויי הפיטורים של העובד.

(2)   לא יאוחר משלושה חודשים מתחילת ביצוע תשלומי המעביד נערך הסכם בכתב בין המעביד לבין העובד ובו:

(א)     הסכמת העובד להסדר לפי אישור זה בנוסח המפרט את תשלומי המעביד ואת קרן הפנסיה וקופת הביטוח, לפי הענין; בהסכם האמור ייכלל גם נוסחו של אישור זה;

(ב)    ויתור המעביד מראש על כל זכות שיכולה להיות לו להחזר כספים מתוך תשלומיו, אלא אם כן נשללה זכות העובד לפיצויי פיטורים בפסק דין מכח סעיפים 16 או 17 לחוק ובמידה שנשללה או שהעובד משך כספים מקרן הפנסיה או מקופת הביטוח שלא בשל אירוע מזכה; לענין זה, “אירוע מזכה” -  מות, נכות או פרישה בגיל ששים או יותר.

(ג)      אין באישור זה כדי לגרוע מזכותו של עובד לפיצויי פיטורים לפי החוק, הסכם קיבוצי, צו הרחבה או חוזה עבודה, בגין שכר שמעבר לשכר המופטר.

אליהו ישי

שר העבודה והרווחה

Name of Employee: Nir Peles, Signature: /s/ Nir Peles, Date: April 8, 2013

Exhibit E Terms of Options

Number of Options:	0.2% (inclusive) of the issued and outstanding share capital of the Company, on a fully diluted basis immediately following consummation of IPO (disregarding non-exercised underwriter over-allotment option).

Vesting Schedule:	According to the Company’s Share Option Plan

Vesting Commencement Date:	the Commencement Date

Exercise Price per Share	Effective IPO initial public offering price

All other terms of the Options shall be in accordance with the terms of the Company’s Share Option Plan, except that in the event of any contradiction or inconsistency between the relevant provisions of this Exhibit and those of the Share Option Plan, the provisions of this Exhibit shall prevail.

Name of Employee: Nir Peles, Signature: /s/ Nir Peles, Date: April 8, 2013